Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Bob Gargus	Applied Micro Circuits Corporation Tally KaplanPorat
Phone: (408) 542-8752	Phone: (408) 702-3139
E-Mail: rgargus@apm.com	E-Mail: tkaplan@apm.com

Thursday, July 29, 2010

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

FIRST QUARTER FISCAL 2011 FINANCIAL RESULTS

SUNNYVALE, Calif., —July 29, 2010—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2011, ended June 30, 2010.

•	Book to bill, exiting the quarter, was 1.3x.

•	Q1 net revenues were $60.8 million, up 6% sequentially and up 35% year over year.

•	Q1 2011 GAAP net income was $1.4 million or $0.02 per share.

•	Q1 2011 non-GAAP EPS was $0.12 per share on net income of $8.3 million, compared to $0.09 per share on net income of $6.1 million, from continuing operations, for the fourth quarter of fiscal 2010.

•	Total cash was approximately $222.5 million as of June 30, 2010.

•	During the quarter, AppliedMicro announced the following products:

•

the APM 821xx processor, a single-core system-on-a-chip (SoC) device offering high performance, high integration and energy efficiency for multi-function storage applications and media servers for the connected digital home.

•	APM801xx, a family of energy-efficient embedded processors for the smart energy and smart home marketplace, providing the industry’s smallest form factor for a Power Architecture-based product.

•	Triveni APM9689x product family, the industry’s smallest dual and quad port, low power 100/1000/10G BASE-T PHY.

Net revenues from continuing operations for the first quarter of fiscal 2011 were $60.8 million compared to $57.6 million in the fourth quarter of fiscal 2010, representing a sequential increase of 6% and an increase of 35% over the $45.1 million in net revenues reported in the first quarter of fiscal 2010. Net income on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2011 was $1.4 million or $0.02 per share. The first quarter GAAP net income compares with a net loss of $(0.1) million or $(0.00) per share for the fourth quarter of fiscal 2010 and net income of $2.9 million or $0.04 per share for the first quarter of fiscal 2010.

Non-GAAP income from continuing operations for the first quarter of fiscal 2011 was $8.3 million or $0.12 per share, compared to non-GAAP income from continuing operations of $6.1 million or $0.09 per share in the fourth quarter of fiscal 2010 and non-GAAP net income from continuing operations of $0.9 million or $0.01 per share for the first quarter of fiscal 2010.

“The demand for our products continues to be very strong and we exited the quarter with a solid book-to-bill which demonstrates the wide acceptance for our products and the continued traction we are enjoying from the introduction of our new product lines. For the quarter, we once again delivered solid results and this is the sixth straight quarter we have met or exceeded the Street’s expectations.” said Dr.Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “We had a very strong quarter. In spite of industry-wide supply chain constraints, we were able to proactively manage our business and delivered results that exceeded expectations. Through solid execution, we continue to leverage the business towards sustained double digit profitability.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, impairment of strategic investment and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, July 29, 2010, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2011 and to provide guidance for the second quarter of fiscal 2011. You may access the conference call via any of the following:

Teleconference:	800-591-6945
Conference ID:	86020539
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 65996548, available through August 5, 2010)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious high performance computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline, strategic re-focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$222,521	$206,643
Accounts receivable, net	20,206	22,892
Inventories	17,397	15,387
Other current assets	13,599	18,098

Total current assets	273,723	263,020
Property and equipment, net	26,685	25,879
Purchased intangibles, net	13,220	16,850
Other assets	9,579	10,295

Total assets	$323,207	$316,044

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,891	$20,074
Other current liabilities	17,044	15,096

Total current liabilities	35,935	35,170
Stockholders’ equity	287,272	280,874

Total liabilities and stockholders’ equity	$323,207	$316,044

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
Net revenues	$60,810	$57,610	$45,052
Cost of revenues	22,485	22,787	22,175

Gross profit	38,325	34,823	22,877
Operating expenses:
Research and development	25,777	24,255	19,414
Selling, general and administrative	11,624	11,937	10,519
Amortization of purchased intangibles	1,005	1,005	1,005
Restructuring charges (reversals), net	369	1,025	(154)

Total operating expenses	38,775	38,222	30,784

Operating loss	(450)	(3,399)	(7,907)
Interest and other income and other-than-temporary impairment, net	2,081	2,106	1,589

Income (loss) from continuing operations before income taxes	1,631	(1,293)	(6,318)
Income tax expense (benefit)	240	(1,226)	(3,519)

Income (loss) from continuing operations	1,391	(67)	(2,799)
Income from discontinued operations net of income taxes	—	2	5,697

Net income (loss)	$1,391	$(65)	$2,898

Basic income (loss) per share:
Income (loss) per share from continuing operations	$0.02	$0.00	$(0.04)
Income per share from discontinued operations	0.00	0.00	0.08

Net income per share	$0.02	$0.00	$0.04

Shares used in calculating basic income (loss) per share	66,005	65,345	66,070

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$0.02	$0.00	$(0.04)
Income per share from discontinued operations	0.00	0.00	0.08

Net income per share	$0.02	$0.00	$0.04

Shares used in calculating diluted income (loss) per share	68,735	65,345	66,733

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
GAAP net income (loss) from continuing operations	$1,391	$(67)	$(2,799)
Adjustments:
Stock-based compensation charges	3,846	3,563	2,615
Amortization of purchased intangibles	3,630	3,630	4,588
Restructuring charges (reversals), net	369	1,025	(154)
Other-than-temporary investment impairment	(908)	(642)	175
Income tax adjustments	(17)	(1,414)	(3,546)

Total GAAP to Non-GAAP adjustments	6,920	6,162	3,678

Non-GAAP income from continuing operations	$8,311	$6,095	$879

Diluted income per share from continuing operations	$0.12	$0.09	$0.01

Shares used in calculating diluted income per share	68,735	67,573	66,733

Income (loss) per share from continuing operations:
GAAP income (loss) per share	$0.02	$0.00	$(0.04)
GAAP to non-GAAP adjustments	0.10	0.09	0.05

Non-GAAP income per share from continuing operations	$0.12	$0.09	$0.01

Reconciliation of shares used in calculating non-GAAP income per share:
Shares used in calculating the basic income (loss) per share	66,005	65,345	66,070
Adjustment for dilutive securities	2,730	2,228	663

Non-GAAP shares used in the EPS calculation	68,735	67,573	66,733

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009
GROSS PROFIT:
GAAP gross profit	$38,325	$34,823	$22,877
Gross loss from discontinued operations	—	(19)	(217)
Amortization of purchased intangibles	2,625	2,625	3,583
Stock-based compensation expense	153	169	111

Non-GAAP gross profit	$41,103	$37,598	$26,354

OPERATING EXPENSES:
GAAP operating expenses	$38,775	$38,222	$30,784
Operating expenses from discontinued operations	—	—	1,139
Stock-based compensation expense	(3,693)	(3,394)	(2,504)
Amortization of purchased intangibles	(1,005)	(1,005)	(1,005)
Restructuring (charges) reversals, net	(369)	(1,025)	154

Non-GAAP operating expenses	$33,708	$32,798	$28,568

INTEREST AND OTHER INCOME AND
OTHER-THAN-TEMPORARY IMPAIRMENT, NET:
GAAP interest and other income and other-than-temporary impairment, net	$2,081	$2,106	$1,589
Other-than-temporary investment impairment	(908)	(642)	175

Non-GAAP interest and other income, net	$1,173	$1,464	$1,764

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$240	$(1,226)	$(3,519)
Income tax expense (benefit) from discontinued operations	—	(21)	3,601
Income tax adjustments	17	1,435	(96)

Non-GAAP income tax expense (benefit)	$257	$188	$(14)

RESEARCH AND DEVELOPMENT :
GAAP research and development	$25,777	$24,255	$19,414
Research and development from discontinued operations	—	—	594
Stock-based compensation expense	(1,971)	(1,710)	(1,272)

Non-GAAP research and development	$23,806	$22,545	$18,736

SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$11,624	$11,937	$10,519
Selling, general and administrative from discontinued operations	—	—	545
Stock-based compensation expense	(1,722)	(1,684)	(1,232)

Non-GAAP selling, general and administrative	$9,902	$10,253	$9,832

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2010	2009
Operating activities:
Net income	$1,391	$2,898
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation	1,885	1,558
Amortization of purchased intangibles	3,630	4,588
Stock-based compensation expense:
Stock options	987	1,037
Restricted stock units	2,859	1,578
Other-than-temporary impairment of marketable securities	—	175
Capitalization of mask set costs	(1,177)	—
Net gain on disposals of property	29	24
Net gain on sale of storage business unit	—	(10,654)
Changes in operating assets and liabilities:
Accounts receivable	2,686	2,334
Inventories	(2,010)	3,917
Other assets	225	184
Accounts payable	(1,183)	(1,305)
Accrued payroll and other accrued liabilities	1,718	(5,715)
Deferred revenue	230	(1,271)

Net cash provided by (used for) operating activities	11,270	(652)

Investing activities:
Proceeds from sales and maturities of short-term investments	5,121	23,524
Purchases of short-term investments	(76,014)	(21,003)
Purchase of property, equipment and other assets	(1,543)	(2,014)
Proceeds from sale of strategic investment	4,991	—
Proceeds from sale of storage business unit	—	20,815

Net cash provided by (used for) investing activities	(67,445)	21,322

Financing activities:
Proceeds from issuance of common stock	1,531	352
Funding of restricted stock units withheld for taxes	(2,132)	(494)
Funding of structured stock repurchase agreements	(10,000)	(11,797)
Funds received from structured stock repurchase agreements	10,273	3,962
Other	(11)	(87)

Net cash used for financing activities	(339)	(8,064)

Net increase (decrease) in cash and cash equivalents	(56,514)	12,606
Cash and cash equivalents at the beginning of the period	122,526	99,337

Cash and cash equivalents at the end of the period	66,012	111,943